Exhibit 10.5

Execution Copy

SECURITY AGREEMENT

This Security Agreement (“Agreement”) is made this 17th day of January, 2002 (the “Effective Date”), by and between Chaparral Network Storage, Inc., a Delaware corporation (“Borrower”), and Xyratex Technology Limited, a company organized under the laws of England and Wales (“Lender”). Capitalized terms used herein without definition have the meaning given to them in the Securities Purchase Agreement dated as of the Effective Date, by and between Borrower and Lender (the “Securities Purchase Agreement”).

RECITALS

A.                                   This Agreement is entered into in connection with Lender’s loan to Borrower of US$6,000,000 (the “Loan”) pursuant to a Secured Convertible Promissory Note dated the Effective Date (the “Note”) and the execution and delivery of the Securities Purchase Agreement and the Commercial Agreements, dated as of the Effective Date, between Borrower and Lender.

B.                                     Borrower and Lender intend to secure all of the payment obligations of Borrower to Lender under the Transaction Documents as provided in Section A.10.

Lender and Borrower agree as follows:

A.                                 Definitions.

1.                                       “Affiliate.” Affiliate means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For purposes of this definition, “control” as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

2.                                       “Assignment Agreement.” Assignment Agreement means the Assignment Agreement between Borrower and Lender, a form of which is attached as Exhibit XI to the Master Alliance Agreement.

3.                                       “Bankruptcy Code.” Bankruptcy Code means the United States Bankruptcy Code, as amended and in effect at any relevant time.

4.                                       “Business Day.” Business Day means any day other than Saturday, Sunday or a day on which banks are required to be closed in the State of Colorado and/or London, England.

5.                                       “Collateral.” The Collateral shall consist of:

(i)                                     All Intellectual Property now (or hereafter at any time during the term of this Security Agreement) owned by Borrower and which relates to or is used in (x) any member of the Family of FC-FC Integrated Controllers (as defined in the Joint Development Agreement) developed pursuant to the Joint Development Agreement between Borrower and Lender dated as of the Effective Date, (y) any RIO Product (as defined in the Securities Purchase Agreement) and (z) any Successor Products, excluding in each case any Adaptec IP (as defined in the Master Alliance Agreement). The Collateral includes, but is not limited to, the related Chaparral IP (as defined in the Master Alliance Agreement) as the same may exist from time to time; and

(ii)                                  All such right, title and interest as Borrower may now (or hereafter at any time during the term of this Security Agreement) have in the Intellectual Property of third parties which relates to or is used in (x) any member of the Family of FC-FC Integrated Controllers (as defined in the Joint Development Agreement) developed pursuant to the Joint Development Agreement between Borrower and Lender dated as of the Effective Date, (y) any RIO Product (as defined in the Securities Purchase Agreement) and (z) any Successor Products (excluding in each case any Adaptec IP (as defined in the Master Alliance Agreement)) and which is capable of being secured, encumbered or to which a security interest may attach without breach of any obligation upon Borrower, including but not limited to all of Borrower’s right, title and interest in and under the Technology Cross License Agreement.

6.                                       “Insolvency Event.” “Insolvency Event” means any of the following: (1) Borrower (a) commences a voluntary case under Title 11 of the United States Code (“Bankruptcy Code”) or any other applicable bankruptcy, insolvency or other similar law, (b) consents to the entry of an order for relief in an involuntary case under any such law, (c) consents to the appointment of with respect to, or taking possession of, the Borrower, or any substantial part of its assets, by a receiver, liquidator, assignee, trustee, custodian, or similar party, or (d) makes a general assignment for the benefit of creditors, or (e) takes any action in furtherance of any of the foregoing; (2) a proceeding shall have been instituted against the Borrower (a) seeking an order for relief under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, (b) seeking the appointment of with respect to, or taking possession of, the Borrower or any substantial part of its assets a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar party), or (c) seeking the winding-up or liquidation of the Borrower’s affairs, and such proceeding remains undismissed or unstayed and in effect for a period of 30 days; or (3) the Borrower is adjudicated pursuant to a judgment by any court of competent jurisdiction to be insolvent or admits in writing its inability to generally pay its debts as they come due.

7.                                       “Intellectual Property.” Intellectual Property means (1) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such patents and patent applications as described in Schedule A), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, certificates of invention, renewals, reexaminations, extensions and continuations-in-part thereof; (2) trademarks, service marks, logos, mask works, trade names, and corporate names and applications for registration thereof, whether domestic or foreign; (3) computer software (in both source code and object code form), data, database rights and documentation, other than “off-the-shelf,” click to accept and/or shrink-wrap software generally available to the public; (4) trade secrets and information, whether or not patentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques; and (5) any other proprietary rights and processes.

8.                                       “License Agreement.” License Agreement means the Manufacturing and Chaparral IP License Agreement dated as of the Effective Date, between Borrower and Lender.

9.                                       “Master Alliance Agreement.” Master Alliance Agreement means the Master Alliance Agreement dated as of the Effective Date, between Borrower and Lender.

10.                                 “Obligations.” This Agreement secures the following:

(i)                                     Borrower’s obligations under the Note;

(ii)                                  Borrower’s obligations to make payments to Lender pursuant to the Transaction Documents;

(iii)                               any other or future advances or extensions of credit that Lender may make to Borrower after the Effective Date, whether or not the instrument evidencing such advance or extension of credit expressly refers to this Agreement;

(iv)                              any other amount that Borrower may become obligated to pay to Lender whether for payment of goods or services or otherwise;

(v)                                 the repayment of (a) any amounts that Lender may advance or spend for the maintenance or preservation of the Collateral, and (b) any other expenditures that Lender may make under the provisions of this Agreement or for the benefit of Borrower; and

(vi)                              all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations;

in all instances whether before or after any Insolvency Event of Borrower.  For avoidance of doubt, Borrower’s failure to make payments, if any, under those of the Transaction Documents which are Commercial Agreements (except to the extent such failure is an Event of Default as defined in Section 9.1.7 and 9.1.8 of the Securities Purchase Agreement) and under Section 10 (iii) or (iv) above shall not be deemed to be an Event of Default under the Securities Purchase Agreement.

11.                                 “Person.” Person means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

12.                                 “PTO.” PTO means the United States Patent and Trademark Office

13.                                 “Successor Product” shall mean and include any product developed by the Borrower (either alone or with others) that uses or incorporates any Intellectual Property used or incorporated in any Family of the FC-FC Integrated Controllers (as defined in the Joint Development Agreement) developed pursuant to the Joint Development Agreement and/or any RIO Product (as defined in the Securities Purchase Agreement) which existed at any time during the term of the Joint Development Agreement.

14.                                 “Technology Cross License Agreement.” Technology Cross License Agreement means the Technology Cross License Agreement between Adaptec, Inc. and Borrower dated November 25, 1998, as amended, and specifically without limitation, Amendment No. 2 to the Technology Cross License Agreement dated December 5, 2001.

15.                                 “UCC.” Any term used in the California Uniform Commercial Code (“UCC”) and not defined in this Agreement has the meaning given to the term in the UCC.

B.                                     Grant and Continuation of Security Interest.

1.                                       Grant of Security Interest.  As security for the payment and performance of the Obligations, Borrower hereby assigns, transfers and conveys to Lender, and grants to Lender a security interest in and mortgage to, all of Borrower’s right, title and interest in, to and under the Collateral.

2.                                       Continuing Security Interest. Borrower agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section D.1.

C.                                     Perfection of Security Interests and Further Acts.

1.                                       Filing of Financing Statement.  On a continuing basis, Borrower shall make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, and take all such action as may be necessary or advisable or may be requested by Lender to carry out the intent and purposes of this Agreement, or for assuring, confirming or protecting the grant or perfection of the security interest granted or purported to be granted hereby, to ensure Borrower’s compliance with this Agreement or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to the Collateral, including any documents for filing with the PTO or any applicable state office.  Lender may record this Agreement, an abstract thereof, or any other document describing Lender’s interest in the Collateral with the PTO, at the expense of Borrower. In addition, Borrower authorizes Lender to file financing statements describing the Collateral in any UCC filing office deemed appropriate by Lender. If Borrower shall at any time hold or acquire a commercial tort claim arising with respect to the Collateral, the Borrower shall immediately notify Lender in a writing signed by the Borrower of the brief details thereof and Borrower acknowledges that the proceeds of such tort claim (net of reasonable attorney’s fees and costs) are proceeds of the Collateral and as such are subject to the security interest granted to Lender herein.

D.                                    Term of Agreement.

1.                                       Term.  This Agreement shall become effective upon the Effective Date, and shall continue in full force and effect until the full payment, conversion or other satisfaction of all Principal and Interest under the Note, each in accordance with the terms of the Securities Purchase Agreement.

2.                                       Effect of Termination. Upon payment in full of all Principal and Interest under the Note, the security interests created by this Agreement shall terminate and Lender (at Borrower’s expense) shall promptly execute and deliver to Borrower such documents and instruments reasonably requested by Borrower as shall be necessary to evidence termination of all such security interests given by Borrower to Lender hereunder, including cancellation of this Agreement by written notice from Lender to the PTO.

E.                                      Covenants and Rights Concerning the Collateral.

1.                                       Personal Property. The Collateral shall remain personal property at all times.

2.                                       Limitations on Obligations Concerning Maintenance of Collateral.

(i)                                     Risk of Loss. Borrower has the risk of loss of the Collateral.

(ii)                                  No Collection Obligation. Lender has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

3.                                       No Disposition of Collateral. Lender does not authorize, and Borrower may not:

(i)                                     sell any of the Collateral other than a sale to the Lender;

(ii)                                  transfer or grant any rights in the Collateral other than to the Lender except in connection with arms-length commercial transactions (including joint development agreements) occurring in the Borrower’s normal course of business consistent with past practice of which Lender has been notified; or

(iii)                               grant a security interest in any of the Collateral to any party other than Lender other than a security interest which is subordinated to Lender’s security interest, subject to prior written approval by Lender of any subordination, inter-creditor or similar agreement that the Lender may deem desirable and/or necessary, in its sole and absolute discretion.

F.                                      Borrower’s Representations and Warranties.

Borrower warrants and represents that except as set forth in the Disclosure Schedule:

1.                                       Title to and transfer of Collateral. It has rights in or the power to transfer the Collateral and its title to the Collateral is free of all adverse claims, liens, security interests and restrictions on transfer or pledge except as created by this Agreement.

2.                                       Patents and Patent Applications. A true and correct list of all of the existing Collateral consisting of patents and patent applications or registrations owned by Borrower, in whole or in part, is set forth in Schedule A.

3.                                       Location and Name of Borrower. Borrower’s:

(i)                                     state of incorporation is the state of Delaware; and

(ii)                                  exact legal name is as set forth in the first paragraph of this Agreement.

4.                                       Authority. Borrower has the authority to enter into and perform the Transaction Documents and to execute all documents and perform all other acts as may be necessary to perform all of Borrower’s obligations under the Transaction Documents.

5.                                       Valid and Binding Obligation. Each of the Transaction Documents is a valid and binding obligation of Borrower enforceable in accordance with its respective terms.

6.                                       No Approvals or Consents. No approval or consent by any Person or entity is necessary in connection with the execution of the Transaction Documents by Borrower or the performance of Borrower’s obligations under the Transaction Documents. The consummation of the transactions contemplated by the Transaction Documents does not and will not violate any statute, law, ordinance or regulation.

7.                                       No Violation of Other Obligations. Neither the Transaction Documents nor anything provided to be done under the Transaction Documents violates or shall violate, or shall cause the acceleration of any debt or obligation of Borrower under, any contract, document, understanding, agreement or instrument to which Borrower is a party or by which it may be bound.

G.                                     Events of Default.

The occurrence of any of the events of default set forth in Section 9.1 of the Securities Purchase Agreement shall constitute an event of default (each, an “Event of Default”) under this Agreement.

H.                                Default Costs.

Should an Event of Default occur, Borrower will pay to Lender all costs reasonably incurred by the Lender for the purpose of enforcing its rights hereunder, including:

1.                                       costs of foreclosure;

2.                                       costs of obtaining money damages; and

3.                                       a reasonable fee for the services of an attorney employed by Lender for any purpose related to this Agreement or the Obligations, including consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration and including, without limitation, such costs and expenses incurred by Lender in pursuing recovery and protecting any of its rights or interests, in any bankruptcy or other insolvency proceeding in which Borrower is the debtor.

I.                                         Remedies Upon Default.

1.                                       General. Upon any Event of Default, all Obligations shall immediately become due and payable without notice or demand. In addition, Lender may pursue any remedy available at law (including those available under the provisions of the UCC), or in equity to collect, enforce, or satisfy any Obligations then owing, whether by acceleration or otherwise.

2.                                       Exceptions for Loan Collection.  If Borrower fails to repay the Principal and Interest when due pursuant to Section 9.2.1 of the Securities Purchase Agreement, then Lender may, at its sole election, with at least 30 Business Days’ written notice elect as a remedy that (a) the license granted by Borrower to Lender under Section 4 of the License Agreement shall come into full force and effect, (b) the Assignment Agreement shall come into full force and effect so that in particular but without limitation Lender shall enjoy the full benefit of the license of the Chaparral IP (as defined in the Master Alliance Agreement) in accordance with the terms set forth in Section 4 of the License Agreement and the full benefit of the Technology Cross License Agreement and the Adaptec IP (as defined in the Master Alliance Agreement) in accordance with the terms thereof and (c) Lender shall sub-license, and shall be deemed to have sub-licensed in accordance with the Assignment Agreement, to Borrower the rights provided in the Technology Cross License Agreement solely for the purpose of enabling Borrower to continue with its business operations. So long as the License

Agreement and the Assignment Agreement come into full force and effect as contemplated by Section 4 of the License Agreement and at that time Borrower is not in “liquidation” (as that expression is defined in the Master Alliance Agreement) and for so long as each of the License Agreement and the Assignment Agreement remain in full force and effect as aforesaid, Lender shall not seek to recover the Principal and accrued Interest thereon due and payable pursuant to Section 9.2.1 of the Securities Purchase Agreement and Interest shall not continue to accrue on the Principal; provided, however that if Lender has not received a claim that the License Agreement and/or the Assignment Agreement is not in full force and effect within 12 months of the Principal and Interest becoming due as aforesaid or if Lender has received such claim then when such claim has been withdrawn or adjudicated by a court of final appeal and the result of that adjudication is that the aforesaid full benefit of the license of the Chaparral IP (as defined in the Master Alliance Agreement) and the Technology Cross License Agreement and Adaptec IP (as defined in the Master Alliance Agreement) remains available to Lender, then Borrower shall no longer be obligated to repay the Principal and Interest nor shall the Lender seek damages solely with respect to the Borrower’s failure to repay Principal and Interest as aforesaid, except for an amount equal to the reasonable costs and expenses of litigating, arbitrating and/or settling such claim, all of which shall be recoverable from Borrower by Lender and, upon such recovery, the Lender shall return the Note to the Borrower in accordance with Section 7.3.3 of the Securities Purchase Agreement.

3.                                       Concurrent Remedies. Upon an Event of Default, subject to the election of remedies by Lender set forth in Section I.2 above, Lender shall have the right to pursue any of the following remedies separately, successively, or simultaneously:

(i)                                     File suit and obtain judgment, and, in conjunction with any action, Lender may seek any ancillary remedies provided by law, including levy of attachment and garnishment.

(ii)                                  Take possession of and use any Collateral if not already in its possession without demand and without legal process.

(iii)                               Sell or otherwise dispose of the Collateral at public or private sale in accordance with the UCC.

J.                                        Foreclosure Procedures.

1.                                       No Waiver. No delay or omission by the Lender to exercise any right or remedy accruing upon any Event of Default shall (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to the Event of Default, or (c) affect any subsequent default of the same or of a different nature.

2.                                       Notices. Lender shall give Borrower such notice of any private or public sale as may be required by the UCC.

3.                                       No Obligation to Pursue Others. Lender has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them and Lender may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Lender’s rights against Borrower. Borrower waives any right it may have to require Lender to pursue any third person for any of the Obligations.

4.                                       Compliance With Laws. Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

5.                                       Warranties. Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

6.                                       No Marshaling. Lender has no obligation to marshal any assets in favor of Borrower, or against or in payment of:

(i)                                     the Note,

(ii)                                  any of the other Obligations, or

(iii)                               any other obligation owed to Lender by Borrower or any other Person.

K.                                    Miscellaneous.

1.                                       Assignment.

(i)                                     Binds Assignees. This Agreement shall bind and shall inure to the benefit of the heirs, legatees, executors, administrators, successors, and assigns of Lender and shall bind all Persons who become bound as a Borrower to this Agreement.

(ii)                                  Assignments. Except as otherwise set forth herein, no party hereto shall transfer or assign any of its rights or obligations hereunder without the prior written consent of each of the other parties hereto, except (A) in the event of an assignment by operation of law, or (B) by the Lender in connection with (X) a reorganization of its business, (Y) transfer of the Lender’s RAID Controller or storage business in a sale or in demerger, a “spin-off” or similar transaction or (Z) in a capital financing transaction or providing security to a financing source for the Lender’s business or the business of another member of the same group as the Lender.

2.                                       Severability. Should any provision of this Agreement be found to be void, invalid or unenforceable by a court or panel of arbitrators of competent jurisdiction, that finding shall only affect the provisions found to be void, invalid or unenforceable and shall not affect the remaining provisions of this Agreement.

3.                                       Notices. Any notices required by this Agreement and/or the Note shall be deemed to be delivered when (a) if to Lender, deposited in any United States postal box and if to Borrower, deposited in any United Kingdom post box, airmail postage prepaid, and the notice properly addressed to the appropriate recipient, three Business Days after such deposit, (b) received by telecopy if received during the recipient’s normal business hours or other wise at the opening of the next Business Day after such receipt, (c) received through the Internet and such receipt is confirmed by the recipient, and (d) when personally delivered.

If to Borrower:

Chaparral Network Storage, Inc.
7420 East Dry Creek Parkway
Longmont, Colorado 80503
Attn: Victor Perez, President
Telephone: (303) 845-3200
Facsimile: (303) 845-3636

with a copy to (which copy shall not constitute notice):

Davis Graham & Stubbs LLP
Suite 500
1550 Seventeenth Street
Denver, Colorado 80202

Attn: Ron Levine, Esq.
Telephone: (303) 892-9400
Facsimile: (303) 893-1379

If to Lender:

Xyratex Technology Limited
Langstone Road
Havant
PO9 1SA
United Kingdom
Attn: David Bradley
Telephone: 023 92 496000
Facsimile: 023 92 453654

with a copy to (which copy shall not constitute notice):

Heller Ehrman White & McAuliffe LLP
601 S. Figueroa St., 40th Floor
Los Angeles, California 90017
Attn: Stephen E. Newton, Esq.
Telephone: (213) 689-0200
Facsimile: (213) 614-1868

4.                                       Headings. Section headings used in this Agreement are for convenience only. They are not a part of this Agreement and shall not be used in construing it.

5.                                       Governing Law. This Agreement shall be construed and enforced in accordance with the laws of California except to the extent that the UCC provides for the application of the law of any other state.

6.                                       Venue, Jurisdiction; Waiver of Trial by Jury. EXCEPT TO THE EXTENT THAT THE UCC PROVIDES OTHERWISE, THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA. EACH OF BORROWER AND LENDER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO

OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION K.6. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE AGREEMENT OR THE NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

7.                                       Rules of Construction.

a.                                       Except as otherwise expressly provided in this Agreement, no reference to “proceeds” in this Agreement authorizes any sale, transfer, or other disposition of the Collateral by the Borrower.

b.                                      “Includes” and “including” are not limiting.

c.                                       “Or” is not exclusive.

d.                                      “All” includes “any” and “any” includes “all.”

8.                                       Integration and Modifications.

(i)                                     The Transaction Documents, together with the Exhibits and Schedules hereto and thereto, constitutes the entire agreement of the Borrower and Lender concerning the subject matter hereof and supersedes all prior drafts and communications relating to such subject matter.

(ii)                                  Any modification to this Agreement must be made in writing and signed by the party adversely affected.

9.                                       Waiver. Any party to this Agreement may waive in a signed writing the enforcement of any provision to the extent the provision is for its benefit.

10.                                 Further Assurances. Borrower agrees to execute any further documents, and to take any further actions, reasonably requested by Lender to evidence or perfect the security interest granted herein, to maintain the first priority of the security interests, or to effectuate the rights granted to Lender herein

11.                                 Attorneys’ Fees. In any dispute, contest, suit, action, or proceeding by a party to this Agreement to enforce its rights under this Agreement (whether arising in contract, tort, or both), or seeking a declaration of any rights or obligations under this Agreement, against any other party to this Agreement, including any litigation, arbitration, mediation, contested matter, dispute, suit, action, or adversary proceeding, and any appeal or review thereof, in connection with a case, action, or proceeding commenced in any state or federal court or agency, or before an arbitration panel or mediator, or under the Bankruptcy Code, or any other applicable federal, state, or foreign bankruptcy or other similar law, the prevailing party shall be awarded its reasonable attorneys’ fees, together with any costs and expenses (including the cost of employing expert witnesses). The Borrower and Lender intend that the preceding sentence be severable from the other provisions of this Agreement, survive any judgment and, to the maximum extent permitted by law, not be deemed merged into such judgment.

12.                                 Counterparts. This Agreement may be executed in one or more counterparts all of which together shall constitute one instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Borrower and Lender have executed this Agreement as of the date first above written.

Borrower:
CHAPARRAL NETWORK STORAGE, INC.

	By:	/s/ Victor M. Perez
	Name:	Victor M. Perez
	Title:	Chief Executive Officer and President

Lender:
XYRATEX TECHNOLOGY LIMITED

	By:	/s/ Paul W Hannah
	Name:	PAUL W HANNAH
	Title:	EXEC VP OPERATIONS

[SIGNATURE PAGE TO SECURITY AGREEMENT]

SCHEDULE A (1 of 3)

to the Security Agreement

Issued U.S. Patents owned by Borrower

Patent No.	Issue Date	Title

None.

SCHEDULE A (2 of 3)

Pending U.S. Patent Applications or Registrations of Borrower

Docket No.	Serial No.	Filing Date	Title

USA 4430-22	09751090	12/31/00	Recovering Data from Arrays of Storage Devices after certain failures

USA 4430-23	09799480	3/5/01	Utilizing Parity Caching and Parity Logging while closing the RAID 5 Write Hole

USA 4430-24	09852858	5/9/01	Mirroring between Controllers in an Active-Active Controller pair

USA 4430-26	09942391	8/29/01	Initialization of a Storage System

USA 4430-27	09861308	5/17/01	Method for Automatically detecting and correcting duplicate controller SCSI Ids

USA 4430-28	09967027	9/28/01	Bus Zoning in a Channel Independent Controller Architecture

USA 4430-29	09967126	9/28/01	Controller Data Sharing using a Modular DMA Architecture

USA 4430-30	—	11/8/01	Obtaining Information to facilitate System Usage

USA 4430-32	09967194	9/28/01	Modular Architecture for a Network Storage Controller

USA 4430-34	—	10/29/01	Data Mirroring between Controllers in an Active-Active Controller pair

USA 4430-35	—	11/8/01	Data Mirroring using Shared Buses

USA 4430-38	—	11/9/01	Method and Apparatus for transferring data using Direct Memory Access

SCHEDULE A (3 of 3)

Patent Cooperation Treaty Application

Title of invention:  Recovering Data From Arrays of Storage Devices After

Certain Failures.

Priority Date Claim-12-29-2000

Number us application-9/751.090

Date of filing international-12-21-01